Exhibit 5.01

                                 April 4, 2000

Sparta Surgical Corporation

                    Re: Registration Statement on Form SB-2

Ladies and Gentlemen:

     We are counsel for Sparta Surgical Corporation, a Delaware corporation (the "Company") in connection with its proposed public offering under the Securities Act of 1933, as amended of its $.002 par value common stock ("Common Stock") through a Registration Statement on Form SB-2 ("Registration Statement") as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

     In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

     (1) Certificate of Incorporation, and amendments thereto, of the Company as filed with the Secretary of State of the State of Delaware.

     (2) Corporate minutes containing the written deliberations and resolutions of the Board of Directors and shareholders of the Company.

     (3) The Registration Statement and the Preliminary Prospectus contained within the Registration Statement.

     (4)  The other exhibits to the Registration Statement.

     We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or apapropriate under the circumstances.

     Based upon the foregoing and in reliance thereon, it is our opinion that the Common Stock offered under the Registration Statement has been validly issued and will, upon the purchase, receipt of full payment, issuance and delivery in accordance with the terms of the offering described in the Registration Statement remain fully and validly authorized, legally issued, fully paid and non-asessable.

     We herby consent to the use of this opinion, as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part thereof.

                                             Very truly yours,



                                             Gary A. Agron